                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                              YOUBET.COM, INC.
----------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)
----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
/X/        No fee required
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                                YOUBET.COM, INC.
                       1950 SAWTELLE BOULEVARD, SUITE 180
                         LOS ANGELES, CALIFORNIA 90025
                           TELEPHONE: (310) 444-3300

                                                                 August 21, 2000

Dear Fellow Stockholder:

    You are cordially invited to attend Youbet.com's Annual Meeting of Stockholders to be held on Thursday, September 21, 2000, beginning at 10:00 A.M. Pacific Daylight Time at Santa Anita Park, Clubhouse, Club Plaza Room, 285 West Huntington Drive, Arcadia, California 91007.

    You are being asked to elect five directors to the Board of Directors, amend the 1998 Stock Option Plan and ratify the selection of BDO Seidman, LLP as our independent auditors for the fiscal year ending December 31, 2000. Your Board of Directors urges you to read the accompanying proxy statement and recommends that you vote "FOR" the nominees proposed, the amendment to the 1998 Stock Option Plan and the ratification of the selection of BDO Seidman, LLP.

    The Board of Directors appreciates and encourages stockholder participation in Youbet.com's affairs. Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, Youbet.com requests that you sign, date and mail the enclosed proxy card in the envelope provided at your earliest convenience. Record holders may also vote telephonically or on-line by following the instructions printed on the enclosed proxy card.

    Thank you for your cooperation.

                                          Very truly yours,

                                          /s/ ROBERT M. FELL

                                          Robert M. Fell
                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

                                YOUBET.COM, INC.
                       1950 SAWTELLE BOULEVARD, SUITE 180
                         LOS ANGELES, CALIFORNIA 90025

                                                                 August 21, 2000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    The Annual Meeting of Stockholders of Youbet.com, Inc. will be held at Santa Anita Park, Clubhouse, Club Plaza Room, 285 West Huntington Drive, Arcadia, California 91007 on Thursday, September 21, 2000, beginning at 10:00 A.M. Pacific Daylight Time, for the following purposes:

1.  To elect five directors;

2.  To amend the 1998 Stock Option Plan;

3. To ratify the selection of BDO Seidman, LLP as independent auditors for the fiscal year ending December 31, 2000; and

4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    Stockholders of record at the close of business on August 15, 2000 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. A complete list of these stockholders will be available at Youbet.com's executive offices at 1950 Sawtelle Boulevard, Suite 180, Los Angeles, California 90025.

    Stockholders are requested to complete, sign, date and mail the enclosed proxy card in the envelope provided. No postage is required if mailed in the United States. Record holders may also vote telephonically or on-line by following the instructions printed on the enclosed proxy card.

                                          By Order of the Board of Directors

                                          /s/ PHILLIP C. HERMANN

                                          Phillip C. Hermann
                                          EXECUTIVE VICE PRESIDENT AND
                                          CHIEF FINANCIAL OFFICER

                                YOUBET.COM, INC.
                       1950 SAWTELLE BOULEVARD, SUITE 180
                         LOS ANGELES, CALIFORNIA 90025

                            ------------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 21, 2000

                             DATED AUGUST 21, 2000

                            ------------------------

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

THE ANNUAL MEETING

    The Annual Meeting of Stockholders of Youbet.com, Inc. will be held on Thursday, September 21, 2000, beginning at 10:00 A.M. Pacific Daylight Time, at Santa Anita Park, Clubhouse, Club Plaza Room, 285 West Huntington Drive, Arcadia, California 91007. At this meeting, stockholders will be asked to elect five directors, amend the 1998 Stock Option Plan, ratify the selection of BDO Seidman, LLP, as Youbet.com's independent auditors for the fiscal year ended December 31, 2000 and transact such other business as may properly come before the meeting. This proxy statement, together with the accompanying notice and enclosed proxy card, are first being sent to the stockholders on or about August 21, 2000.

WHO IS ENTITLED TO ATTEND AND VOTE AT THE MEETING?

    Stockholders of record at the close of business on August 15, 2000 are entitled to attend and vote at the meeting. Each share of common stock is entitled to one vote. The proxy card provided with this proxy statement indicates the number of shares of Youbet.com common stock that you own and are entitled to vote.

WHAT CONSTITUTES A QUORUM AT THE MEETING?

    The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on August 15, 2000, the record date, will constitute a quorum for purposes of this meeting. As of the record date, 19,520,750 shares of Youbet.com common stock were outstanding. For purposes of determining whether a quorum exists, proxies received but marked "withhold" or "abstain" and broker non-votes will be counted.

HOW DO I VOTE BY PROXY?

    Your vote is very important. Whether or not you plan to attend the meeting, Youbet.com urges you to complete, sign and date the enclosed proxy card and return it in the envelope provided. No postage is required if your proxy card is mailed in the United States.

    If you properly fill in your proxy card and Youbet.com receives it in time to vote at the meeting, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board, as follows:

    - FOR the election of all five nominees for director.

    - FOR the amendment to the 1998 Stock Option Plan.

    - FOR the ratification of the selection of BDO Seidman, LLP as Youbet.com's independent auditors for the fiscal year ended December 31, 2000.

    If any other matter is presented, your proxy will vote your shares in accordance with your proxy's best judgment. At present, the Board knows of no other business which is intended to be acted on at the meeting.

CAN I VOTE BY TELEPHONE OR ON-LINE?

    If you are a record stockholder (that is, if you hold your stock in your own name), you may vote by telephone or on-line through the Internet by following the instructions printed on your proxy card.

HOW DO I VOTE IF MY SHARES ARE HELD BY MY BROKER?

    If your shares are held by your broker in "street name," you should instruct your broker concerning how to vote your shares in the manner provided by your broker.

WHAT DISCRETION DOES MY BROKER HAVE TO VOTE MY SHARES HELD IN "STREET NAME?"

    Your broker will generally be able to vote your shares with respect to the election of directors and the ratification of BDO Seidman, LLP as Youbet.com's independent auditors for the fiscal year ending December 31, 2000 even if it does not receive instructions from you, so long as your shares are held in the broker's name. This is because these matters do not generally require specific voting instructions. There are however, certain matters with respect to which brokers do not have discretionary authority to vote. The amendment of the 1998 Stock Option Plan is such a matter, and will require specific instructions from you in order for your broker to vote in favor or against this matter. For matters where your broker does not have discretionary authority and does not receive instructions from you, these will be referred to as "broker-non-votes."

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

    Yes. You may change your vote at any time before the proxy is exercised. To change your vote, you may:

    - file with the Secretary of Youbet.com a written notice "revoking" your earlier vote;

    - submit to Youbet.com's transfer agent a properly completed and signed proxy card with a later date; or

    - vote in person at the meeting (although merely attending the meeting will not revoke your proxy).

HOW DO I VOTE IN PERSON?

    If you plan to attend the meeting and vote in person, Youbet.com will give you a ballot or a new proxy card when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must contact such entity with respect to the procedure for attending the meeting and voting in person.

WHY IS YOUBET.COM AMENDING THE 1998 STOCK OPTION PLAN?

    The amendment is necessary to ensure that Youbet.com will be able to offer stock options to attract and retain key employees. Currently the 1998 Stock Option Plan is limited to 2,500,000 shares of common stock for options granted thereunder. The Board has increased this limit to 3,500,000 shares of common stock, subject to stockholder approval.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

    - FOR THE ELECTION OF DIRECTORS. The five nominees for director who receive the most votes from those shares present or represented at the meeting will be elected. If you do not vote for a particular nominee, your broker does not vote your shares held in street name, or you withhold authority for one or all nominees, your vote will not count either "for" or "against" the nominee, although it will be counted for purposes of determining whether there is a quorum.

    - FOR THE AMENDMENT TO THE 1998 STOCK OPTION PLAN. An affirmative vote of a majority of the outstanding shares present or represented at the meeting and which are entitled to vote is required for the approval of the amendment to the 1998 Stock Option Plan. Unless otherwise instructed on your signed proxy, your shares will be voted FOR approval of the amendment to the 1998 Stock Option Plan. If your shares represent a broker-non-vote, your vote will not count either "for" or "against" the proposal. Abstentions will have the same effect as votes against the proposal. Both abstentions and broker non-votes will count toward the presence of a quorum.

    - FOR THE RATIFICATION OF BDO SEIDMAN, LLP, AS YOUBET.COM'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000. An affirmative vote of a majority of the outstanding shares present or represented at the meeting and which are entitled to vote is required for the ratification of the selection of BDO Seidman, LLP as Youbet.com's independent auditors. Unless otherwise instructed on your signed proxy, your shares will be voted FOR ratification of the selection of BDO Seidman, LLP as Youbet.com's independent auditors. Abstentions will have the same effect as a vote against ratifying the selection of auditors. If not ratified, the selection of BDO Seidman, LLP will be reconsidered by the Board, although the Board will not be required to select different independent auditors for Youbet.com.

    - OTHER MATTERS. Generally, the affirmative vote of a majority of the outstanding shares present or represented at the meeting and which have actually voted is required for all other matters which may properly come before the meeting. At present, the Board knows of no other matters to be presented for stockholder action at the meeting.

HOW IS YOUBET.COM SOLICITING PROXIES?

    Proxies will be solicited on behalf of Youbet.com principally by mail, but additional solicitations may be made by telephone or other media by the officers or employees of Youbet.com. Youbet.com may enlist the assistance of brokerage houses, fiduciaries, custodians and other third parties in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by Youbet.com. In addition, Youbet.com has retained D.F. King & Co., Inc. to assist in the solicitation for a fee of approximately $5,000 plus expenses.

                           PROPOSALS TO BE VOTED UPON
                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    You are being asked to vote to elect all five directors at this meeting. The Board has nominated Robert M. Fell, Caesar P. Kimmel, Alan W. Landsburg, Charles
D. Peebler Jr. and William H. Roedy. Proxies may not be voted for a greater number of persons than the number of nominees named.

    Youbet.com knows of no reason why any of the nominees would be unable to serve as a director. Should, however, such a situation arise, the Board may designate a substitute nominee or, alternatively, reduce the number of directors to be elected. If a substitute nominee is selected, the persons named as proxies will vote for that substitute nominee. Any vacancies not filled at the meeting may be filled by the Board.

    Provided below is a brief description of the business experience of each nominee for at least the past five years and directorships held in other companies including all companies which are subject to the reporting requirements under the Federal securities laws.

THE NOMINEES

    ROBERT M. FELL, age 57, has served as Chairman of the Board and Chief Executive Officer of Youbet.com since June 1998. From 1995 to 1998 prior to joining the Company, Mr. Fell was chairman of the board and chief executive officer of Archon Communications, Inc. ("ACI"). ACI acquired control of Premiere Radio Networks, Inc., which it later sold to Jacor Communications, Inc.
Mr. Fell was also the founder of Silicon Gaming, Inc. and served as its initial President in 1993. Mr. Fell resigned from the board of Silicon Gaming in early 1998. From 1978 to 1995, as a consultant in the entertainment and communications industry, Mr. Fell, through Fell & Company, Inc., played a major role in restructuring and augmenting the management of Columbia Pictures Industries, Twentieth Century Fox and other major media companies.

    CAESAR P. KIMMEL, age 74, has served as a director of Youbet.com since June 1998. Mr. Kimmel has been a private investor for more than the past five years. Mr. Kimmel is one of the original founders of Warner
Communications, Inc., the predecessor to Time Warner Inc. and served as its Executive Vice President for twenty-five years. Mr. Kimmel is also currently a director of the National Museum of Racing.

    ALAN W. LANDSBURG, age 67, has served as a director of Youbet.com since
June 1998. Mr. Landsburg is the founder and has been the Chief Executive Officer of The Landsburg Company and Alan Landsburg Productions since 1970. As an executive producer, director and writer he is responsible for more than 2,000 hours of television production which include seven hit series and more than 50 movies. Mr. Landsburg serves on Advisory Committees for the California Horse Racing Board.

    CHARLES D. PEEBLER JR, age 64, has served as a Director of Youbet.com since September 1999. Mr. Peebler has served as Chairman Emeritus of True North Communications, Inc., the world's sixth largest advertising agency holding company and Chairman of the Board and Chief Executive Officer of True North's Diversified Companies Group since April 1999. From December 1997 to April 1999, Mr. Peebler was employed as President of True North Communications, Inc. Prior to December 1997, Mr. Peebler served for approximately 32 years as Chief Executive Officer of Bozell, Jacobs, Kenyon & Eckhardt or its predecessor companies. Mr. Peebler is also a Director for Valmont Industries, Inc., Dreamline, Inc., and Managing Director of PLUM Capital L.L.C.

    WILLIAM H. ROEDY, age 52, has served as a director of Youbet.com since
June 1998. Mr. Roedy has been employed by MTV Networks since 1989 and is President of MTV Networks International. Prior to joining MTV, Mr. Roedy was at Home Box Office from 1979 to 1989, as manager for national accounts and affiliate operations and vice president.

    THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL FIVE NOMINEES FOR DIRECTOR.

WHO ARE THE LARGEST OWNERS OF YOUBET.COM'S STOCK?

                                STOCK OWNERSHIP

    As of August 15, 2000 there were 19,520,750 shares of Youbet.com common stock outstanding. The table below sets forth information, as of August 15, 2000 with respect to the individuals and entities who are known to Youbet.com to own more than 5% of Youbet.com's common stock and in reliance on Schedules 13D and 13G filed by such individuals and entities. Such filing requirements became applicable as of the effective date of Youbet.com's Form 8-A on June 14, 1999.

                                                               AMOUNT OF SHARES    PERCENT OF SHARES
NAME OF BENEFICIAL OWNER (1)(2)                               BENEFICIALLY OWNED      OUTSTANDING
-------------------------------                               ------------------   -----------------
Robert M. Fell..............................................       1,204,600(3)           5.87
David M. Marshall...........................................       2,067,265(4)          10.56
Sid Marshall................................................         865,490(5)           4.33
  11770-M Pacific Coast Highway
  Malibu, CA 90265
Marshall Gift Trust.........................................         482,250(6)           2.46
  1700 Bank of America Plaza
  300 South Fourth Street
  Las Vegas, NV 80101
Russell M. Fine.............................................       1,871,941(7)           9.57

------------------------

(1) The address of the above beneficial owners, unless specified, is Youbet.com, Inc., 1950 Sawtelle Boulevard, Suite 180, Los Angeles, California, 90025, unless otherwise noted.

(2) Beneficial ownership is determined according to the rules of the Securities and Exchange Commission, and generally includes all voting or investment power with respect to securities. Except as noted, and subject to community property laws, the persons named in the table above have sole voting power of their Youbet.com common stock.

(3) Includes 100 shares of common stock represented by a fully vested stock option and 1,000,000 shares of common stock represented by the currently exercisable portion of the Fell Warrant, but does not include the 200,000 shares of common stock represented by the portion of the Fell Warrant which is fully vested but not exercisable within 60 days of August 15, 2000. Includes 204,450 shares of common stock owned by Robert M. Fell Living Trust.

(4) Includes 100 shares of common stock represented by a fully vested stock option and 55,878 shares of common stock represented by currently exercisable common stock purchase warrants as follows: Series C-27,939; Series D-27,939. Excludes shares of common stock and common stock purchase warrants owned by Sid Marshall and the Marshall Gift Trust. David M. Marshall is the son of Sid Marshall.

(5) Includes 448,668 shares of common stock represented by currently exercisable common stock purchase warrants as follows: Series C-356,668;
    Series D-92,000. Does not include shares of common stock and common stock purchase warrants owned by the Marshall Gift Trust. Sid Marshall is the father of David M. Marshall.

(6) Includes 91,333 shares of common stock subject to currently exercisable common stock purchase warrants as follows: Series C-30,000;
    Series D-61,333.

(7) Includes 100 shares of common stock represented by a fully vested stock option and 40,342 shares of common stock subject to currently exercisable common stock purchase warrants as follows:

    Series C-20,171; Series D-20,171. Also includes 7,500 shares of common stock owned by Mrs. Debra Fine who is the wife of Mr. Fine.

HOW MUCH STOCK DO YOUBET.COM'S DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS OWN?

    The following table sets forth, as of August 15, 2000 the amount of common stock of Youbet.com beneficially owned by:

    - Youbet.com's directors and nominees;

    - The executive officers of youbet.com named in the Summary Compensation Table below and certain other key employees; and

    - All of the directors and executive officers of Youbet.com as a group.

              STOCK OWNERSHIP OF OFFICERS, DIRECTORS AND NOMINEES
                             AS OF AUGUST 15, 2000

                                                               AMOUNT AND NATURE
NAME OF BENEFICIAL OWNER (1)(2)                               OF BENEFICIAL OWNER   PERCENT OF CLASS
-------------------------------                               -------------------   ----------------
Robert M. Fell..............................................       1,204,600(3)           5.87
A. L. Frank.................................................          50,000(4)              *
Ron W. Luniewski............................................         170,100(5)              *
Phillip C. Hermann..........................................          55,100(6)              *
Nour-Dean Anakar............................................             -- (7)             --
Steve A. Molnar.............................................         129,184(8)              *
Caesar P. Kimmel............................................          70,583(9)              *
Alan Landsburg..............................................          64,583(9)              *
William H. Roedy............................................         154,583(9)              *
Charles M. Peebler Jr.......................................        107,583(10)              *
All directors, nominees and executive officers as a group
  (10 persons)..............................................      2,006,316(11)           9.49

------------------------

*   Less than one percent

(1) The address of the above beneficial owners is Youbet.com, Inc., 1950 Sawtelle Boulevard, Suite 180, Los Angeles, California, 90025.

(2) Beneficial ownership is determined according to the rules of the Securities and Exchange Commission, and generally includes all voting or investment power with respect to securities. Except as noted, and subject to community property laws, the persons named in the table above have sole voting power of their Youbet.com common stock.

(3) Includes 100 shares of common stock represented by a fully vested stock option and 1,000,000 shares of common stock represented by the currently exercisable portion of the Fell Warrant, but does not include the 200,000 shares of common stock represented by the portion of the Fell Warrant which is fully vested but not exercisable within 60 days of August 15, 2000. Includes 204,450 shares of common stock owned by Robert M. Fell Living Trust.

(4) Consists solely of 50,000 shares of common stock represented by stock options exercisable within 60 days of August 15, 2000.

(5) Consists solely of 170,100 shares of common stock represented by stock options exercisable within 60 days of August 15, 2000.

(6) Consists solely of 55,100 shares of common stock represented by stock options exercisable within 60 days of August 15, 2000.

(7) Commenced employment on January 3, 2000.

(8) Includes 128,434 shares of common stock represented by stock options exercisable within 60 days of August 15, 2000.

(9) Includes 54,583 shares of common stock represented by a stock option exercisable within 60 days of August 15, 2000.

(10) Includes 59,583 shares of common stock represented by a stock option exercisable within 60 days of August 15, 2000. Also, includes 13,000 shares of common stock owned by Mr. Todd Peebler, the son of Mr. Peebler.

(11) Includes 627,066 shares of common stock represented by fully vested stock options and stock options exercisable within 60 days of August 15, 2000, and 1,000,000 shares of common stock represented by the currently exercisable portion of the Fell Warrant.

        INFORMATION ABOUT THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

WHO SITS ON YOUBET.COM'S BOARD?

    The Board consists of the following five members: Robert M. Fell, Caesar P. Kimmel, Alan W. Landsburg, Charles M. Peebler Jr., and William H. Roedy. The Board is comprised of only one class. All of the directors serve from the time they are appointed until the next meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. There are no family relationships among directors and executive officers.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

    The Board has standing Compensation and Audit Committees.

    Messrs. Kimmel and Landsburg are the members of the Compensation Committee. The Compensation Committee administers, reviews and approves, subject to review by the Board, Youbet.com's stock option plans and makes recommendations to the Board of Directors regarding compensation, including payment of salaries, bonuses and incentive compensation and other benefit programs, including those relating to Youbet.com's senior management. In fiscal year 1999, the Compensation Committee had no formal meetings and did not act by written consent, but did meet informally on several occasions.

    Messrs. Peebler and Roedy are the members of the Audit Committee. The Audit Committee interacts with Youbet.com's Chief Financial Officer concerning Youbet.com's independent auditors and the establishment and oversight of such systems of internal accounting and auditing controls as it deems appropriate. In fiscal year 1999, the Audit Committee had one formal meeting and did not act by written consent.

    During 1999 the Board had an executive committee which consisted of Mr. Robert Fell, Mr. David Marshall, and Mr. Russell Fine. The Executive Committee had full authority to exercise all the powers of the Board of Directors to the fullest extent permitted by Delaware law. Actions of the Executive Committee are taken by a majority vote. In fiscal year 1999, the Executive Committee had no formal meetings and acted two times by written consent. Mr. Marshall and Mr. Fine resigned from the board on December 31, 1999 and May 3, 2000 respectively. Following these resignations no replacements were appointed to the committee and the executive committee ceased to exist.

    The Board does not have a Nominating Committee. The functions of the Nominating Committee are performed by the full Board.

HOW OFTEN DID THE BOARD MEET IN 1999?

    The Board of Directors met in person or telephonically seven times and acted nine times by written consent in fiscal year 1999. Each director attended more than 75% of the Board meetings.

HOW ARE YOUBET.COM'S DIRECTORS COMPENSATED?

    EMPLOYEE DIRECTORS. Directors who are also employees of Youbet.com receive no additional compensation for serving on the Board or its Committees.

    NON-EMPLOYEE DIRECTORS. Non-employee directors receive no annual retainer or meeting fees, but are reimbursed for travel costs and other out-of-pocket expenses incurred in attending Board and Committee meetings. As compensation for the non-employee members of the Board, Youbet.com issued the following stock options:

    - In September 1999, Youbet.com granted Mr. Charles M. Peebler options to acquire 40,000 shares of common stock, pursuant to the 1998 Stock Option Plan, at an exercise price of $7.00 per share. These options vest monthly over the one-year period beginning September 1999 and are exercisable for a period of ten years from the date of grant.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

    In June 1998 David M. Marshall converted $104,773 of his employee-deferred compensation into 55,878 shares of common stock (and 27,939 Series C and 27,939 Series D common stock purchase warrants) at $1.875 per share as part of a company wide deferred salary conversion program.

    In June 1998 Russell M. Fine converted $75,640 of his employee-deferred compensation into 40,342 shares of common stock (and 20,171 Series C and 20,171 Series D common stock purchase warrants) at $1.875 per share as part of a company wide deferred salary conversion program.

    In June 1998 Youbet.com issued 177,000 Series C common stock purchase warrants as additional consideration for short-term advances of $440,000, of which 90,000 warrants were issued to Sid Marshall and 44,000 warrants were issued to a company associated with Youbet.com's financial and marketing consulting firm.

    In January 1998 Youbet.com commenced a bridge financing, consisting of a secured note with interest at 12% due December 1998, secured by a junior lien on substantially all the assets of Youbet.com and an option to convert into securities offered in any subsequent private placement (or the equivalent amount of common stock, if such financing did not consist of common stock), at 75% to 80% of the private placement offering price. Youbet.com issued a total of $2,415,000 of bridge notes of which $1,247,000 were issued to related parties. In July 1998, as a result of the sale of Series A Convertible Preferred Stock, the holders of the bridge notes payable converted such notes into 1,303,319 shares of common stock, including 683,176 shares to related parties, of which 232,821 shares were issued to Sid Marshall and 450,355 shares were issued to companies associated with Youbet.com's financial and marketing consulting firm.

    In June 1998 Youbet.com entered into a Stock Purchase Agreement with certain investors. Pursuant to this agreement Youbet.com sold 200,000 shares of Series A Convertible Preferred Stock for $25.00 per share. Robert M. Fell, David
M. Marshall, Caesar P. Kimmel, Alan W. Landsburg, William H. Roedy or trusts of which they are beneficiaries purchased 445, 445, 1,600, 1,000, and 10,000 shares, respectively. All of the Series A Convertible Preferred Stock has since been converted into common stock.

    In June 1998 Youbet.com entered into a Securities Purchase Agreement with the Robert M. Fell Living Trust (the "Fell Trust"). Pursuant to the Securities Purchase Agreement, the Fell Trust acquired 20,000 shares of Series A Convertible Preferred Stock and a warrant to purchase 1,200,000 shares of Youbet.com's common stock (the "Fell Warrant"). The purchase price for the Series A Convertible Preferred Stock acquired by the Fell Trust was $25.00 per share, of which $10,000 was paid in cash and $490,000, was paid in the form of a promissory note (the "$490,000 Note"). The purchase price for the Fell Warrant was $75,000, of which $5,000 was paid in cash and $70,000 was paid in the form of a promissory note (the "$70,000 Note"). The Fell Warrant expires on June 29, 2008, and entitles the Fell Trust to purchase 1,200,000 shares of common stock at $2.50 per share. The Fell Warrant is exercisable one-sixth commencing on June 29, 1998, and one-sixth thereafter commencing on each six-month anniversary date, but is subject to acceleration under certain circumstances. The Fell Warrant also provides that, with certain exceptions, the common stock received upon the exercise of the Fell Warrant may not be sold until one year following the date the shares were first able to be purchased. The $490,000 Note bears interest at the rate of 8% per annum, which may, at the option of the Fell Trust, be paid currently or added to the principal amount of the note. The $490,000 Note is due June 29, 2002, provided that the Fell Trust is required to prepay the note, without penalty, as soon as possible consistent with its other cash requirements. The $70,000 Note bore interest at the rate of 6% per annum, which could, at the option of the Fell Trust, be paid currently or added to the principal amount of the note. The $70,000 Note was due on June 29, 2008. The Fell Trust pledged the Fell Warrant and the Series A Convertible Preferred Stock acquired pursuant to the Securities Purchase Agreement to secure its obligations under the $490,000 Note and the $70,000 Note (collectively the "Notes"). In December 1998 the Fell Trust converted the Series A Preferred Stock into common stock. On
July 8, 1999 the Board approved the recommendation of the Compensation Committee to grant Fell & Company, Inc. a performance-based bonus as a result of the services of Robert M. Fell which has been credited against the Notes, consisting of a $280,000 (plus accrued interest), credited in recognition of the completion of the placement of 11% Senior Convertible Discount Notes, $140,000 (plus accrued interest) credited upon completion of Youbet.com's underwritten offering, $70,000 (plus accrued interest) credited at such time as Youbet.com achieves 15,000 subscribers and $70,000 (plus accrued interest) to be credited at such time as Youbet.com achieves 25,000 subscribers. As a result of the bonuses described above, the $70,000 Note has been satisfied and the outstanding principal balance on the $490,000 Note has been reduced to $140,000. The Fell Trust has agreed that the $490,000 Note will be with full recourse to the Fell Trust and Youbet.com has released to the Fell Trust all of the collateral pledged in connection with the Notes.

    On July 8, 1999 the Board approved the recommendation of the Compensation Committee to grant, David Marshall, Inc. and Mr. Fine each a performance-based bonus of $300,000, payable as follows: $30,000 has been paid in recognition of the completion of the placement of the 11% Senior Convertible Discount Notes; $120,000 has been paid in recognition of completion of the underwritten offering; $75,000 upon Youbet.com achieving 15,000 subscribers and $75,000 upon Youbet.com achieving 25,000 subscribers.

    During January 2000, Mr. J. Terrance Lanni became a member of the board of directors of Youbet.com. In connection with his appointment, Youbet issued
Mr. Lanni 100,000 stock options to purchase Youbet's common stock at an exercise price of $4.94 per share, the market price at the time of issuance, vesting over a period of 25 months. Mr. Lanni resigned from the board effective June 30, 2000, and therefore forfeited 76,000 of the stock options previously issued to him representing options that have not vested as of June 30, 2000.

WHO ARE YOUBET.COM'S EXECUTIVE OFFICERS?

                               EXECUTIVE OFFICERS

NAME                                  AGE      POSITION
----                                --------   --------
Robert M. Fell....................     57      Chairman of the Board and Chief
                                               Executive Officer
A.L. Frank........................     56      President and Chief Operating
                                               Officer
Ron W. Luniewski..................     36      Executive Vice President
Phillip C. Hermann................     51      Executive Vice President and Chief
                                               Financial Officer
Nour-Dean Anakar..................     43      Managing Director, International
Steve A. Molnar...................     57      Executive Vice President, Racing

Biographical information concerning Robert M. Fell, who is also a nominee for director, can be found under the caption "ELECTION OF DIRECTORS--The Nominees" above. Biographical information concerning Youbet.com's executive officers who are not nominees for director are briefly described below with regards to their business experience for at least the past five years and directorship held in other companies including all companies which are subject to the reporting requirements under the federal securities laws.

A.L. FRANK

    Mr. Frank has served as President and Chief Operating Officer of Youbet.com since February 2000 and April 2000, respectively. Prior to joining the Company, Mr. Frank served as President and Founder of Onyx Software, Inc., a software and venture capital consulting firm, since 1990. Through Onyx he served as President and CEO of Thinque Systems Corporation prior to which he founded and grew several software firms. From 1987 to 1990 Mr. Frank served as President and CEO of Indysy Software, which was sold to Novell, Inc. From 1980 to 1986 he served as Founder, President and CEO of California Software which was sold to Computer Associates.

RON W. LUNIEWSKI

    Mr. Luniewski has served as Executive Vice President of Youbet.com since February 1999, and from February 1999 through March 2000 was Chief Operating Officer. Mr. Luniewski was President of You Bet!, Inc. a subsidiary of the Company or its predecessor since March 1997. For more than the five years prior to joining Youbet.com or its predecessor Mr. Luniewski was with Electronic Data Systems as a System Engineer and held a variety of positions in software development, project management and business development.

PHILLIP C. HERMANN

    Mr. Hermann has served as Executive Vice President and Chief Financial Officer of Youbet.com since May 1998. From August 1997 to April 1998,
Mr. Hermann was Chief Operating Officer and Chief Financial Officer of Cloud 9 Interactive, a diversified entertainment company. Previously, from 1992 to August 1997, Mr. Hermann was Executive Vice President and Chief Financial Officer of Strawberry Industries, a consumer products company. From 1982 to 1986 Mr. Hermann was Vice President and Chief Financial Officer of the Walt Disney Telecommunications Group.

NOUR-DEAN ANAKAR

    Mr. Anakar has served as Managing Director, International since
January 2000. Prior to joining Youbet.com, Mr. Anakar was Senior Vice President of Virtgame.com International and Managing Director of Virtual Gaming Argentina since June 1999. From May 1997 to April 1999, Mr. Anakar was a Senior Vice President with Ladbrokes USA. From November 1992 to May 1997, Mr. Anakar held the position of Senior Vice President and General manager for Ladbrokes Argentina, a wholly owned subsidiary of the Hilton Group PLC.

STEVE A. MOLNAR

    Mr. Molnar has served as Executive Vice President, Racing of the Company since February 1999 and was chief executive officer of You Bet!, Inc. a subsidiary of Youbet.com or its predecessor from April 1997 to April 1998. From May 1994 through December 1995, Mr. Molnar was a consultant to the horse racing industry including Youbet.com. Mr. Molnar's involvement in the horse racing industry spans 12 years prior to joining Youbet.com. From November 1988 to April 1994 he held the position of President and Chief Operating Officer of McKinnie Systems.

HOW WERE YOUBET.COM'S EXECUTIVE OFFICERS COMPENSATED IN 1999?

                             EXECUTIVE COMPENSATION

    The following table sets forth all compensation paid by Youbet.com for the years ended December 31, 1999, 1998 and 1997 to the Chief Executive Officer and to the executive officers of Youbet.com:

                           SUMMARY COMPENSATION TABLE
                            AS OF DECEMBER 31, 1999

                                                                   ANNUAL COMPENSATION
                                                  ------------------------------------------------------
                                                                                            OTHER ANNUAL
NAME AND PRINCIPAL POSITIONS                        YEAR         SALARY        BONUS        COMPENSATION
----------------------------                      --------      --------      --------      ------------
Robert M. Fell..............................        1999        $217,033(1)   $420,000(2)     $  9,738(4)
Chairman of the Board and Chief Executive           1998          81,136(1)        363(3)        4,500(5)
  Officer                                           1997              --            --              --

Russell M. Fine (21)........................        1999         153,125       150,000           7,200(5)
Executive Vice President and Chief                  1998         138,333           363(3)       39,989(7)
  Technology
  Officer                                           1997         120,000            --          14,825(8)

Ron W. Luniewski............................        1999         153,125        12,500         281,600(6)
Executive Vice President and Chief Operating        1998         138,333           363(3)      168,621(9)
  Officer (20)                                      1997         120,000            --          10,306(10)

Phillip C. Hermann..........................        1999         153,125        12,500          87,247(13)
Executive Vice President and Chief Financial        1998          96,667           363(3)       75,456(14)
  Officer                                           1997              --            --              --

Steve A. Molnar.............................        1999         110,000            --          75,000(12)
Executive Vice President, Racing                    1998         119,375           363(3)       85,973(15)
                                                    1997         121,460            --          10,812(11)

David M. Marshall (16)......................        1999         156,775(17)   150,000           9,000(5)
Vice Chairman of the Board..................        1998         140,000           363(3)       52,279(18)
                                                    1997         130,000            --          17,185(19)

------------------------

(1) Represents compensation paid to Fell & Company, Inc. for the services of Robert M. Fell (see "Employment and Service Agreements" below).

(2) Represents a bonus which was applied against promissory notes totaling $560,000 (see "Certain Relationships and Related Transactions" below).

(3) Represents income from fully vested stock options awarded as bonuses in 1998.

(4) Represents automobile allowance of $1,575 and non-business expense reimbursements of $8,163.

(5) Represents automobile allowance.

(6) Represents automobile allowance of $6,600 and income of $275,000 resulting from the exercise of options (see "Option Exercises and Fiscal Year-End Values" below).

(7) Represents interest on deferred compensation of $7,185, automobile allowance of $7,500 and a discount of $25,213 on the conversion of deferred compensation into 40,342 shares of common stock.

(8) Represents an automobile allowance of $6,000 and interest on deferred compensation of $8,825.

(9) Represents $2,991 interest on deferred compensation and $165,630 relating to 1998 vesting of stock options (see "Option Exercises and Fiscal Year-End Values" below).

(10) Represents interest on deferred compensation of $3,743 and a 25% bonus on deferred compensation of $6,563.

(11) Represents interest on deferred compensation of $3,921 and a 25% bonus on deferred compensation of $6,891.

(12) Represents income of $75,000 resulting from the exercise of options (see "Option Exercises and Fiscal Year-End Values" below).

(13) Represents automobile allowance of $6,435 and income of $80,812 relating to a stock option awarded in 1998 (see "Option Exercises and Fiscal Year-End Values" below).

(14) Represents income relating to 1998 vesting of stock options awarded in 1998 (see "Option Exercises and Fiscal Year-End Values" below).

(15) Represents $3,158 interest on deferred compensation and $82,815 relating to 1998 vesting of stock options (see "Option Exercises and Fiscal Year-End Values" below).

(16) Resigned as Vice Chairman of the Board effective December 31, 1999.

(17) Represents compensation paid to David Marshall, Inc. for the services of David M. Marshall (see "Employment and Services Agreements "below).

(18) Represents interest on deferred compensation of $9,854, an automobile allowance of $7,500 and a discount of $34,925 on the conversion of deferred compensation into 55,879 shares of common stock.

(19) Represents an automobile allowance of $6,000 and interest on deferred compensation of $11,185.

(20) During March 2000 Mr. Ron Luniewski's title was changed to Executive Vice President.

(21) Resigned as Chief Technology Officer of the Company and from the Board of Directors on May 3, 2000.

                             OPTION GRANTS IN 1999

    The following table sets forth certain information regarding option grants to each of Youbet.com's named executive officers during the year ended December 31, 1999.

                                                                 INDIVIDUAL GRANTS (1)
                                                  ----------------------------------------------------
                                                   NUMBER OF     PERCENT OF
                                                  SECURITIES    TOTAL OPTIONS
                                                  UNDERLYING     GRANTED TO     EXERCISE
                                                    OPTIONS       EMPLOYEES       PRICE     EXPIRATION
NAME                                              GRANTED (1)      IN 1999      PER SHARE      DATE
----                                              -----------   -------------   ---------   ----------
Ron W. Luniewski................................    100,000         9.46%        $5.31(2)   02/22/2009
Phillip C. Hermann..............................     50,000         4.73%        $5.31(2)   02/22/2009

------------------------

(1) Options were granted under the 1998 Stock Option Plans and are exercisable for common stock of Youbet.com.

(2) Options were originally issued at an exercise price of $10.50 and subsequently repriced during 2000 to $5.31, the current market price on the date of repricing.

                  OPTION EXERCISES AND FISCAL YEAR-END VALUES

    The following table sets forth the number of shares acquired upon the exercise of stock options during the year ended December 31, 1999 and the number of shares covered by both exercisable and unexercisable stock options held by each of the named executive officers at December 31, 1999.

                                                        NUMBER OF SECURITIES                VALUE OF
                                                       UNDERLYING UNEXERCISED       UNEXERCISED IN-THE-MONEY
                              SHARES                   OPTIONS AT YEAR-END (1)       OTIONS AT YEAR-END (2)
                             ACQUIRED      VALUE     ---------------------------   ---------------------------
NAME                        ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -----------   --------   -----------   -------------   -----------   -------------
Ron W. Luniewski..........      36,667(3) $275,000     145,100        100,000       $262,994       $     --
Phillip C. Hermann........          --          --      23,850        106,250         43,228        101,953
Steve A. Molnar...........      10,000(4)   75,000     115,100         13,334        208,619         17,501
Robert M. Fell............          --          --         100             --            181             --
David Marshall (5)........          --          --         100             --            181             --
Russell M. Fine (6).......          --          --         100             --            181             --
                             ---------    --------     -------        -------       --------       --------
  TOTAL...................      46,667    $350,000     284,350        219,584       $515,384       $119,454
                             =========    ========     =======        =======       ========       ========

------------------------

(1) Options shown were granted under the 1995 and 1998 Stock Option Plans and are exercisable for common stock. See "1995 Stock Option Plans" and "1998 Stock Option Plans" for a description of the material terms of these options.

(2) The dollar values are calculated by determining the difference between the weighted average exercise price of the options and the closing market price for the common stock of $4.3125 on December 31, 1999.

(3) Represents a cashless exercise of 55,000 options sold at $7.50 per share, with 18,333 options forfeited.

(4) Represents a cashless exercise of 15,000 options sold at $7.50 per share, with 5,000 options forfeited.

(5) Resigned as Vice Chairman of the Board on December 31, 1999.

(6) Resigned as Chief Technology Officer of the Company and from the Board of Directors on May 3, 2000.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee makes recommendations to the Board of Directors regarding the compensation of Youbet.com's executives and establishes, monitors and implements the policies governing such compensation. During 1999, the Compensation Committee was comprised of Caesar P. Kimmel and Alan W. Landsburg. The policies of the Compensation Committee may be summarized as follows:

    1. Youbet.com's compensation programs are designed to attract, motivate and retain qualified key executives;

    2. An executive's salary, bonuses and incentive compensation and other benefit programs should reflect both the Company's performance as a whole and the executive's individual performance and effort;

    3. Youbet.com's compensation programs should enable the executive to have a financial interest in Youbet.com that parallels the financial interests of Youbet.com's shareholders.

    Youbet.com's executives are compensated in the form of a salary and a combination of other incentive based compensation such as bonuses, grants of stock under Youbet.com's stock option plans and other benefit programs. The annual salaries of the executives are generally reviewed on an annual basis to ensure that these salaries are competitive with other technology based companies that are in a similar stage of development. Youbet.com awards bonuses to its executives on an annual basis, after the end of the fiscal year, based on a combination of Youbet.com's performance as a whole and the executive's individual performance and effort. Additional bonuses may be awarded in recognition of financially rewarding events. The "SUMMARY COMPENSATION TABLE AS OF DECEMBER 31, 1999," included in this Proxy Statement, provides information regarding the compensation of Youbet.com's executive officers and is based upon the policies described in this report.

    For additional information regarding the compensation paid to Youbet.com's executive officers, please see "EMPLOYMENT AND SERVICE AGREEMENTS" BELOW.

                                          Caesar P. Kimmel
                                          Alan W. Landsburg

    DO YOUBET.COM'S EXECUTIVE OFFICERS HAVE ANY SPECIAL EMPLOYMENT, TERMINATION OF EMPLOYMENT OR CHANGE-IN-CONTROL ARRANGEMENTS?

EMPLOYMENT AND SERVICE AGREEMENTS

    In June 1998 Youbet.com and Fell & Company, Inc. entered into a services agreement which was amended in March 1999 pursuant to which Robert M. Fell serves as Chairman of the Board and as the Chief Executive Officer. For making Mr. Fell's services available, Fell & Company, Inc. receives a base fee of $225,000 per year, subject to cost of living increases, plus the amount of payroll taxes Youbet.com would pay if Mr. Fell were an employee of Youbet.com and other miscellaneous benefits. While Mr. Fell is serving as Chief Executive Officer he will devote 100% of his business time to the affairs of Youbet.com. At such time as Mr. Fell is no longer serving as Chief Executive Officer, he will be required to devote 70% of his business time to the affairs of Youbet.com and the base fee will be reduced to $150,000 per year. The services agreement expires in June 2001. If Fell & Company, Inc. is willing to renew the agreement and Youbet.com does not do so, Fell & Company, Inc. will receive a termination fee equal to the amount paid to Fell & Company, Inc. by Youbet.com during the 12 months preceding the expiration of the agreement. On March 8, 2000 Youbet.com, subject to the closing of the acquisition of the off-track betting and bingo operations in Argentina, increased the base fee of Fell &
Company, Inc. to $375,000 per year, retroactive to March 8, 2000. In addition, Robert M. Fell was granted an option to purchase 300,000 shares of common stock, pursuant to the 1998 Stock Plan at an exercise price of $4.875. The options have a ten-year term and vest in two annual installments beginning July 2001.

    In April 2000 Ron Luniewski and Youbet.com entered into an employment agreement pursuant to which Mr. Luniewski serves as Executive Vice President of Youbet.com through April 2001. This employment agreement provides for Mr. Luniewski to receive an annual salary of $175,000 per year subject to cost of living increases. Mr. Luniewski is also entitled to receive an annual bonus determined by the Board in its discretion. The agreement also permits
Mr. Luniewski to terminate his employment with Youbet.com under certain circumstances and receive two months salary and benefits. This employment agreement replaced an employment agreement entered into between Mr. Luniewski and Youbet.com in February 1999, expiring on April 2000 which had substantially the same terms.

    In April 2000 Phillip Hermann and Youbet.com entered into an employment agreement pursuant to which Mr. Hermann serves as Executive Vice President and Chief Financial Officer of Youbet.com through April 2001. This employment agreement provides for Mr. Hermann to receive an annual salary of $165,000 subject to cost of living increases. Mr. Hermann is also entitled to receive an annual bonus determined by the Board in its discretion. This employment agreement replaced an employment agreement entered into between Mr. Hermann and Youbet.com in February 1999 expiring in April 2000 which had substantially the same terms.

    In June 1998 Russell Fine and Youbet.com entered into an employment agreement pursuant to which Mr. Fine served as Chief Technology Officer.
Mr. Fine received a base salary of $150,000 in 1999, and other miscellaneous benefits. Effective December 31, 1999 Mr. Fine's base salary was increased to $165,000. Mr. Fine was also entitled to receive an annual bonus determined by the board of directors. The employment agreement permitted Mr. Fine to terminate the agreement after December 31, 1999 and receive the compensation and benefits provided under the agreement for the lesser of two years or the remaining portion of the term, but at least one year. Mr. Fine's agreement was terminated on May 3, 2000 and he resigned as a member of the board of directors and as the Chief Technology Officer. Effective May 3, 2000 Mr. Fine and Youbet.com entered into a consulting agreement pursuant to which Mr. Fine will provide consulting services to Youbet.com for a period of three years. For making his services available, Mr. Fine will receive a base fee of $182,500 per year and other miscellaneous benefits.

    In January 1999 David Marshall, Inc. and Youbet.com entered into a services agreement pursuant to which David M. Marshall served as Vice-Chairman of the Board of Youbet.com until December 31, 1999. For making Mr. Marshall's services available, David Marshall, Inc. received a base fee of $150,000 per year plus the amount of payroll taxes Youbet.com would have paid if Mr. Marshall were an employee of Youbet.com and other miscellaneous benefits. David Marshall, Inc. was also entitled to receive an annual bonus determined by the Board in its discretion. David Marshall, Inc. terminated the agreement pursuant to a provision which permitted David Marshall, Inc. to terminate the agreement at anytime after December 31, 1999 and receive the compensation and benefits provided under the agreement for two years. The services agreement replaced an employment agreement entered into between Mr. Marshall and Youbet.com in June 1998, which had substantially the same terms. Mr. Marshall resigned his position as Vice Chairman effective December 31, 1999.

    Additionally, the Compensation Committee recommended and the Board on July 1999 adopted the payment of certain performance-based bonuses to Fell & Company, Inc., David Marshall, Inc. and Mr. Fine. These bonuses are described under the caption "Certain Relationships and Transactions" above.

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

    Set forth below is a line graph comparing the percentage change in the cumulative total return on Youbet.com's common stock against the cumulative total return of the Nasdaq Market Index and the SIC Code Index 7990, Amusement and Recreation Services, for the period from June 15, 1999 through December 31, 1999.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          YOUBET.COM INC  AMUSEMENT, RECREATION SVC, NEC  NASDAQ MARKET INDEX
6/15/99           100.00                          100.00               100.00
6/30/99            90.59                          100.00               100.00
7/30/99            64.36                           93.66                98.22
8/31/99            65.84                           91.16               101.59
9/30/99            59.41                           94.81               101.74
10/29/99           31.68                           96.10               109.61
11/30/99           37.62                           94.63               122.59
12/31/99           34.16                          101.50               149.86

                                 PROPOSAL NO. 2
                    AMENDMENT TO THE 1998 STOCK OPTION PLAN

GENERAL

    You are being asked to approve an amendment to the 1998 Stock Option Plan which was originally adopted by the Board in February 1998. This amendment to the 1998 Stock Option Plan will be effective upon approval by the stockholders of Youbet.com. The amendment reserves an additional 1,000,000 shares of Youbet.com common stock for options in addition to the 2,500,000 shares previously reserved for a total of 3,500,000 shares of common stock. The principal features of the 1998 Stock Option Plan are summarized below, but the summary is qualified in its entirety by reference to the 1998 Stock Option Plan. Copies of the 1998 Stock Option Plan will be available at the meeting and may also be obtained by making written requests to Youbet.com at 1950 Sawtelle Boulevard Suite 180, Los Angeles, California 90025.

DESCRIPTION OF THE 1998 STOCK OPTION PLAN

    In February 1998, Youbet.com adopted the 1998 Stock Option Plan and reserved 1,000,000 shares of common stock for options granted thereunder. In April 1999, the Board approved an amendment of the 1998 Stock Option Plan to reserve 500,000 additional shares of common stock for options thereunder. In July 1999, the Board approved an amendment of the 1998 Stock Option Plan, approved by the stockholders at the September 20, 1999 stockholders meeting to reserve an additional 1,500,000 shares of common stock for options thereunder (including the 500,000 shares previously approved). In August 2000, the Board approved an amendment of the 1998 Stock Option Plan subject to stockholders approval, to reserve an additional 1,000,000 shares of common stock for options thereunder for a total of 3,500,000 shares of commons stock.

    The 1998 Stock Option Plan provides for the granting of incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986 and non-qualified stock options. Non-qualified stock options may be granted to employees, directors, officers and consultants of Youbet.com, while incentive stock options may be granted only to employees of Youbet.com and its affiliates.

    The 1998 Stock Option Plan is currently administered by the Compensation Committee, which determines the terms and conditions of the options granted under the 1998 Stock Option Plan, including the exercise price, number of shares subject to options and the vesting and exercisability of options granted under the 1998 Stock Option Plan.

    The exercise price of the incentive stock options granted under the 1998 Stock Option Plan must be at least equal to the fair market value of the common stock of Youbet.com on the date of grant, and must be at least 110% of fair market value when granted to a 10% or more stockholder. The exercise price of non-qualified stock options will be determined by the Compensation Committee.

    The 1998 Stock Option Plan will terminate on the earlier of February 6, 2008 or the date on which no additional shares of stock are available for issuance under the plan.

    The term of all options granted under the 1998 Stock Option Plan may not exceed ten years, except that the term of incentive options granted to a 10% or more stockholder may not exceed five years.

    The purchase price for all options is payable in full upon exercise and may be paid by cash, by a check drawn against sufficient funds, by delivery to Youbet.com of a promissory note from the option holder, or such other consideration as the Compensation Committee in its sole discretion determines to be consistent with the 1998 Stock Option Plan's purpose and applicable law, or a combination of such methods of payment. If common stock of Youbet.com is used to pay the purchase price of the shares as to which the option is exercised, the Compensation Committee will value such common stock in accordance with procedures established by it. Any promissory note to purchase shares underlying the options will be a full recourse, interest-bearing obligations secured by the shares being purchased and contain such terms as the Compensation Committee may require.

    Options may not be transferred or assigned except upon the death of the option holder provided that, if permitted by the applicable option agreement, non-qualified options may be transferred to the option holder's spouse, adult lineal descendants, adult spouses of adult lineal descendants or trusts for the benefit of the option holder's minor or adult lineal descendants.

    The market value of the shares of Youbet.com common stock as of August 15, 2000, on the Nasdaq National Market was $2.13 per share.

    The grant of a non-qualified stock option under the 1998 Stock Option Plan will not result in any federal income tax consequences to the option holder or to Youbet.com. Upon exercise of a non-qualified stock option, the option holder is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. Youbet.com is entitled to an income tax deduction in the amount of the income recognized by the option holder. Any gain or loss on the option holder's subsequent disposition of the shares of Youbet.com common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. Youbet.com does not receive a tax deduction for any such gain. The federal maximum marginal rate at which ordinary income is taxed to individuals is currently 39.6%. The federal maximum rate at which long-term capital gains for most types of property are taxed is 20%.

    The grant of an incentive stock option under the 1998 Stock Option Plan will not result in any federal income tax consequences to the option holder or to Youbet.com. An option holder recognizes no federal taxable income upon exercising an incentive stock option, subject to the alternative minimum tax rules discussed below, and Youbet.com receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the option holder has held the shares of common stock. If the option holder does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the option holder will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. Youbet.com is not entitled to any deduction under these circumstances.

    If the option holder fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of the difference between the amount realized on the disposition and the exercise price, or the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. Youbet.com, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the option holder.

    The "spread" under an incentive stock option--i.e., the difference between the fair market value of the shares at exercise and the exercise price--is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

    The foregoing is only a summary of the current effect of federal income taxation upon the option holder and Youbet.com with respect to the shares purchased under the 1998 Stock Option Plan. Reference should be made to the applicable provisions of the Internal Revenue Code. In addition, the summary does not discuss the tax consequences of a option holder's death or the income tax laws of any municipality, state or foreign country to which such option holder may be subject.

    The Board may suspend or terminate and may amend the 1998 Stock Option Plan from time to time, except that certain types of amendments will require approval of the stockholders. Upon termination of an option holder's employment or consulting relationship with Youbet.com, all unvested options terminate and are no longer exercisable. Vested qualified options remain exercisable for a period not to exceed three months following the termination date, unless the option holder was terminated for cause or voluntarily resigned in which all vested options will also terminate.

    The 1998 Stock Option Plan also permits Youbet.com to assist a option holder to exercise options granted under the 1998 Stock Option Plan, including paying any tax obligations arising therefrom by making a loan to the option holder, permitting the option holder to pay the exercise price of the stock option over a term of years or guaranteeing a loan.

    At present, there are 2,515,481 stock options granted under the plan, of which 15,481 options have been granted subject to the stockholders' approval of the amendment to the plan.

    THE BOARD BELIEVES THAT IT IS IN THE BEST INTERESTS OF YOUBET.COM FOR IT TO HAVE STOCK OPTIONS AVAILABLE FOR GRANT TO EMPLOYEES, DIRECTORS, OFFICERS AND CONSULTANTS WHO PROVIDE SERVICES TO YOUBET.COM. ACCORDINGLY, THE BOARD RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE 1998 STOCK OPTION PLAN. UNLESS OTHERWISE INSTRUCTED ON YOUR SIGNED PROXY, IT WILL BE VOTED FOR APPROVAL OF THE AMENDMENT TO THE 1998 STOCK OPTION PLAN.

                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

    Effective March 3, 1998, Youbet.com engaged BDO Seidman, LLP as Youbet.com's new independent auditor. The engagement of BDO Seidman, LLP was approved by the Board. Prior to the engagement of BDO Seidman, LLP, Youbet.com did not consult with such firm regarding the application of accounting principles to a specific completed or contemplated transaction, or any matter that was either the subject of a disagreement or a reportable event. However, prior to the engagement of BDO Seidman, LLP, Youbet.com consulted with such firm in order to confirm Youbet.com's expectation that the auditor's opinion with respect to Youbet.com's 1997 consolidated financial statements would contain a modification paragraph reflecting uncertainty with respect to Youbet.com's ability to continue as a going concern.

                                 PROPOSAL NO. 3
                       SELECTION OF INDEPENDENT AUDITORS

    The Board, acting on the recommendation of its Audit Committee, has selected the firm of BDO Seidman, LLP, which has served as independent auditors of Youbet.com since March 3, 1998, to conduct an audit, in accordance with generally accepted auditing standards, of Youbet.com's consolidated financial statements for the fiscal year ending December 31, 2000. A representative of that firm is expected to be present at the meeting to respond to appropriate questions and will be given an opportunity to make a statement if he or she so desires. This selection is being submitted for ratification at the meeting. If not ratified, the selection will be reconsidered by the Board, although the Board will not be required to select different independent auditors for Youbet.com. Unless otherwise instructed on your signed proxy, it will be voted FOR ratification of the selection of BDO Seidman, LLP.

    THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE SELECTION OF BDO SEIDMAN, LLP AS YOUBET.COM'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under the securities laws of the United States, Youbet.com's directors, its executive officers and any persons holding more than ten percent of Youbet.com's common stock are required to report their ownership of Youbet.com's common stock and any changes in that ownership to the Securities and Exchange Commission. Youbet.com became subject to the reporting requirements of Section 16(a) as of the effective date of its Form 8-A on June 14, 1999. Youbet.com believes all required reports were timely filed.

                             STOCKHOLDER PROPOSALS

    If you wish to submit proposals to be included in Youbet.com's year 2001 proxy statement, Youbet.com must receive them on or before April 20, 2001. Please address your proposals to Youbet.com's Secretary at Youbet.com, Inc. 1950 Sawtelle Boulevard, Suite 180, Los Angeles, California 90025. Proposals must satisfy the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934.

ANNUAL REPORT

    A copy of Youbet.com's Annual Report to Stockholders on Form 10-KSB for the fiscal year ended December 31, 1999 and Youbet.com's Form 10-Q for the quarterly period ended June 30, 2000 are being mailed with this proxy statement to all stockholders of record as of August 15, 2000.

                                            ------------------------------------
                                              WHEN PROXY IS OKAYED PLEASE SIGN
                                                      & DATE IT ABOVE




--------------------------------------------------------------------------------

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                                YOUBET.COM, INC.

          PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, SEPTEMBER 21, 2000

     The undersigned hereby appoints Robert M. Fell and Phillip C. Hermann, and each of them proxies, each with power of substitution, to vote for the undersigned at the Annual Meeting of Stockholders of Youbet.com, Inc. to be held at Santa Anita Park, Clubhouse, Club Plaza Room, 285 West Huntington Drive, Arcadia, California 91007, on Thursday, September 21, 2000, at 10:00 a.m., local time, and at any adjournment thereof, with respect to:

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

                                            ------------------------------------
                                              WHEN PROXY IS OKAYED PLEASE SIGN
                                                      & DATE IT ABOVE



                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF STOCKHOLDERS
                                YOUBET.COM, INC.


                               SEPTEMBER 21, 2000



                                 Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

A  / X /  Please mark your
          votes as in this
          example.


                                   VOTE FOR                      VOTE
                           all nominees listed at right        WITHHELD
                             (except as marked to the          from all
                                 contrary below)              nominations
1. Election of
   Directors                      /       /                  /       /

(Instructions: To withhold authority to vote for any one or more nominees, write that nominee's or nominees' name(s) in the space provided below.)

--------------------------------------------------------------------------------



Nominees:
         Robert M. Fell
         Caesar P. Kimmel
         Alan W. Landsburg
         Charles D. Peebler, Jr.
         William H. Roedy



                                           FOR          AGAINST       ABSTAIN

2.  To approve an amendment of
    Youbet.com's 1998 Stock Option
    Plan to increase by 1,000,000        /    /         /    /        /    /
    the number of shares available for
    issuance thereunder.

3.  To ratify the selection of BDO
    Seidman, LLP to serve as
    Youbet.com's independent auditors    /    /        /     /       /    /
    for the fiscal year ending
    December 31, 2000.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES LISTED IN PROPOSAL (1) ABOVE AND "FOR" PROPOSALS (2) AND (3) ABOVE.

     The undersigned hereby acknowledges receipt of the (i) Notice of Annual Meeting and Proxy Statement, (ii) Youbet.com's 1999 Annual Report, and (iii) Youbet.com's June 30, 2000 Quarterly Report (10-Q).

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.



SIGNATURE______________________________________ DATE_____________________

SIGNATURE______________________________________ DATE_____________________


Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, give the full titles. If a corporation, sign in full corporation name by President or other authorized officer. If a partnership, sign in partnership name by authorized persons.

--------------------------------------------------------------------------------

                                            ------------------------------------
                                              WHEN PROXY IS OKAYED PLEASE SIGN
                                                      & DATE IT ABOVE




--------------------------------------------------------------------------------

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                                YOUBET.COM, INC.

          PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, SEPTEMBER 21, 2000

The undersigned hereby appoints Robert M. Fell and Phillip C. Hermann, and each of them proxies, each with power of substitution, to vote for the undersigned at the Annual Meeting of Stockholders of Youbet.com, Inc. to be held at Santa Anita Park, Clubhouse, Club Plaza Room, 285 West Huntington Drive, Arcadia, California 91007, on Thursday, September 21, 2000, at 10:00 a.m., local time, and at any adjournment thereof, with respect to:

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

                       ANNUAL MEETING OF STOCKHOLDERS OF

                                YOUBET.COM, INC.

                               SEPTEMBER 21, 2000
                      -----------------------------------
                           PROXY VOTING INSTRUCTIONS
                      -----------------------------------


TO VOTE BY MAIL
---------------

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------

PLEASE CALL TOLL-FREE 1-800-PROXIES AND FOLLOW THE INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AND THE PROXY CARD AVAILABLE WHEN YOU CALL.

TO VOTE BY INTERNET
-------------------

PLEASE ACCESS THE WEB PAGE AT "WWW.VOTEPROXY.COM" AND FOLLOW THE ON-SCREEN INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AVAILABLE WHEN YOU ACCESS THE WEB PAGE.



     YOUR CONTROL NUMBER IS--------------------------------

WHEN PROXY PROOF IS OKAYED PLEASE SIGN & DATE IT HERE___________________________


                                 Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

A  / X /  Please mark your
          votes as in this
          example.


                                   VOTE FOR                      VOTE
                           all nominees listed at right        WITHHELD
                             (except as marked to the          from all
                                 contrary below)              nominations
1. Election of
   Directors                      /       /                  /       /

(Instructions: To withhold authority to vote for any one or more nominees, write that nominee's or nominees' name(s) in the space provided below.)

--------------------------------------------------------------------------------



Nominees:
         Robert M. Fell
         Caesar P. Kimmel
         Alan W. Landsburg
         Charles D. Peebler, Jr.
         William H. Roedy



                                           FOR          AGAINST       ABSTAIN

2.  To approve an amendment of
    Youbet.com's 1998 Stock Option
    Plan to increase by 1,000,000        /    /         /    /        /    /
    the number of shares available for
    issuance thereunder.

3.  To ratify the selection of BDO
    Seidman, LLP to serve as
    Youbet.com's independent auditors    /    /        /     /       /    /
    for the fiscal year ending
    December 31, 2000.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES LISTED IN PROPOSAL (1) ABOVE AND "FOR" PROPOSALS (2) AND (3) ABOVE.

     The undersigned hereby acknowledges receipt of the (i) Notice of Annual Meeting and Proxy Statement, (ii) Youbet.com's 1999 Annual Report, and (iii) Youbet.com's June 30, 2000 Quarterly Report (10-Q).

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.



SIGNATURE______________________________________ DATE_____________________

SIGNATURE______________________________________ DATE_____________________


Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, give the full titles. If a corporation, sign in full corporation name by President or other authorized officer. If a partnership, sign in partnership name by authorized persons.

--------------------------------------------------------------------------------